Exhibit 99.2

Unaudited Pro Forma Financial Statements

On November 28, 2018, we, RiceBran Technologies, completed the acquisition of substantially all the assets of Golden Ridge Rice Mills, LLC (Golden Ridge), as previously reported in our current report on Form 8-K filed with the SEC on December 4, 2018.

The unaudited pro forma financial statements have been developed by applying pro forma adjustments to the Company’s historical consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America and give effect to the acquisition of Golden Ridge.  The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2018, and for the year ended December 31, 2017, assume that the acquisition of Golden Ridge occurred January 1, 2017.  The unaudited pro forma condensed consolidated balance sheet as of September 30, 2018, assumes that the acquisition occurred on that date.  The unaudited pro forma condensed consolidated financial statements are presented based on currently available information and are intended for informational purposes only.

These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what results of operations or financial condition would have been had the acquisition been completed on the dates assumed.  In addition, they are not necessarily indicative future results of operations or financial condition.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with (i) the accompanying notes to the unaudited pro forma condensed consolidated financial statements, (ii) the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Form 10-K for the year ended December 31, 2017, filed with the SEC on March 16, 2018, and (iii) the unaudited condensed consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” included in our Form 10-Q for the three and nine months ended September 30, 2018, filed with the SEC on November 6, 2018.

RiceBran Technologies
Pro Forma Condensed Consolidated Balance Sheet
Unaudited September 30, 2018
(in thousands)

	Registrant Historical	Golden Ridge (Acquiree) Historical	Pro Forma Adjustments	Notes	Pro Forma
ASSETS
Cash and cash equivalents	$10,299	$498	$(2,269)	(a)	$8,528
Restricted cash	225	-			225
Accounts receivable, net of allowance for doubftul accounts of $137	1,509	1,592			3,101
Notes receivable from Golden Ridge	565	-	(565)	(b)	-
Inventories	637	321			958
Deposits and other current assets	475	61			536
Property and equipment, net	9,300	3,058	1,890	(c)	14,248
Goodwill	-	-	3,677	(d)	3,677
Other long-term assets, net	18	-			18
Total assets	$23,028	$5,530			$31,291

LIABILITIES
Accounts payable and accruals	$2,302	$2,426			$4,728
Purchase price payable to Golden Ridge former owner	-	-	609	(a)	609
Note payable to Golden Ridge former owner	-	859	(859)	(a)	-
Bank debt	-	1,831	96	(e)
			(1,927)	(a)	-
Notes payable to RiceBran Technologies	-	565	(565)	(b)	-
Equipment note payable	13	260	60	(e)
			(92)	(a)	241
Total liabilities	2,315	5,941			5,578

SHAREHOLDERS' EQUITY
Preferred stock	313	-			313
Common stock	291,228	-	5,000	(a)	296,228
Members' deficit	-	(411)	411		-
Accumulated deficit	(270,828)	-			(270,828)
Total shareholders' equity	20,713	(411)			25,713
Total liabilities and shareholders' equity	$23,028	$5,530			$31,291

See Notes to Pro Forma Unaudited Condensed Consolidated Financial Statements

RiceBran Technologies
Pro Forma Condensed Consolidated Statement of Operations
Unaudited Nine Months Ended September 30, 2018
 (in thousands, except share and per share amounts)

	Registrant Historical	Golden Ridge (Acquiree) Historical	Pro Forma Adjustments	Notes	Pro Forma

Revenues	$10,213	$13,679			$23,892
Cost of goods sold	7,842	13,187	$141	(g)	21,170
Selling general and administrative expenses	8,102	333	68	(f)	8,503
Other income (expense), net	31	(144)	95	(h)	(18)
Loss before income taxes	(5,700)	15			(5,799)
Income tax benefit	-	-			-
Net income (loss)	$(5,700)	$15			$(5,799)

Loss per share attributable to common shareholders
Basic	$(0.28)				$(0.26)
Diluted	$(0.28)				$(0.26)
Weighted average number of shares outstanding
Basic	20,538,309		1,666,667	(a)	22,204,976
Diluted	20,538,309		1,666,667	(a)	22,204,976

See Notes to Pro Forma Unaudited Condensed Consolidated Financial Statements

RiceBran Technologies
Pro Forma Condensed Consolidated Statement of Operations
Unaudited Year Ended December 31, 2017
(in thousands, except share and per share amounts)

	Registrant Historical	Golden Ridge (Acquiree) Historical	Pro Forma Adjustments	Notes	Pro Forma

Revenues	$13,355	$11,600			$24,955
Cost of goods sold	9,564	11,517	$188	(g)	21,269
Selling general and administrative expenses	9,888	43			9,931
Other income (expense), net	(9,118)	(174)	144	(h)	(9,148)
Loss before income taxes	(15,215)	(134)			(15,393)
Income taxes	5,030	-			5,030
Net loss from continuing operations	(10,185)	(134)			(10,363)
Income from discontinued operations	3,983	-			3,983
Net loss	(6,202)	(134)			(6,380)
Net loss attributable to noncontrolling interest in discontinued operations	1,671	-			1,671
Net loss attributable to RiceBran Technologies shareholders	(4,531)	(134)			(4,709)
Less - Dividends on preferred stock, beneficial conversion feature	778	-			778
Net loss attributable to RiceBran Technologies common shareholders	$(5,309)	$(134)			$(5,487)

Loss per share attributable to common shareholders
Basic	$(0.45)				$(0.40)
Diluted	$(0.45)				$(0.40)

Weighted average number of shares outstanding
Basic	11,923,923		1,666,667	(a)	13,590,590
Diluted	11,923,923		1,666,667	(a)	13,590,590

See Notes to Pro Forma Unaudited Condensed Consolidated Financial Statements

RiceBran Technologies
Notes to Pro Forma Unaudited Condensed Consolidated Financial Statements

Note 1 - Basis of Presentation

On November 28, 2018 (Closing), RiceBran Technologies completed the acquisition of substantially all the assets of Golden Ridge Rice Mills, LLC (Golden Ridge).

The unaudited pro forma financial statements have been developed by applying pro forma adjustments to our historical consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America and give effect to the acquisition of Golden Ridge.  The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2018, and for the year ended December 31, 2017, assume that the acquisition of Golden Ridge occurred January 1, 2017.  The unaudited pro forma condensed consolidated balance sheet as of September 30, 2018, assumes that the acquisition occurred on that date.  The unaudited pro forma condensed consolidated financial statements are presented based on currently available information and are intended for informational purposes only.

These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what our results of operations or financial condition would have been had the acquisition been completed on the dates assumed.  In addition, they are not necessarily indicative of our future results of operations or financial condition.

Note 2 - Preliminary Price Allocation

The purchase price, detailed in the table below (in thousands), included the issuance 1,666,667 shares of our common stock at closing with a fair market value of $3.00 per share, based on the closing price of our common stock as of November 28, 2018.

1,666,667 shares of common stock, at fair value	$5,000
Golden Ridge bank debt paid at Closing	1,927
Paid to former owner of Golden Ridge at Closing	250
Capital lease paid at closing	92
Settlement of existing note receivable from Golden Ridge	565
$7,834

The 1,666,667 shares issued at closing included 380,952 shares that were deposited in an escrow account to be used to satisfy any indemnification obligations of Golden Ridge that may arise.

The unaudited pro forma condensed consolidated financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of Golden Ridge based on management’s best estimates of fair value.  The final purchase price allocation may vary based on final appraisals, valuations and analyses of the fair value of the acquired assets and assumed liabilities.  Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes. The following table (in thousands) shows the preliminary allocation of the purchase price to the acquired identifiable assets, liabilities assumed and pro forma goodwill:

Cash and cash equivalents	$498
Accounts receivable, net	1,592
Inventories	321
Deposits and other current assets	61
Property and equipment	4,948
Goodwill	3,677
Accounts payable and accruals	(2,426)
Equipment note payable	(228)
Paid to former owner	(609)
$7,834

Note 3 — Pro Forma Adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change.  The following adjustments have been reflected in the unaudited pro forma condensed consolidated financial information:

(a)	Reflects the closing purchase price allocation as further discussed in Note 2.
(b)	Reflects the elimination of our notes receivable from Golden Ridge.
(c)
Reflects the preliminary fair value adjustment to the acquired property and equipment, based on an independent appraisal.  The property and equipment has an estimated average remaining useful life of 9 years as of January 1, 2017.

(d)
Reflects the preliminary estimate of goodwill, which represents the excess of the purchase price over the fair value of Golden Ridge’s identifiable assets acquired and liabilities assumed as shown in Note 2.

(e)	Reflects the preliminary fair value adjustment of the acquired debt and capital lease obligations.
(f)	Reflects the elimination of the gain we recognized on the sale of property to Golden Ridge.
(g)	Reflects, as applicable, the estimated depreciation related to the acquired property and equipment discussed at (c) above.
(h)	Reflects the reduction in interest expense related to the payment of Golden Ridge debt.